SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	January 18, 2005 -----------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-14201 --------------------------------	33-0732627 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

ITEM 8.01 OTHER EVENTS

     The following information supplements and should be read in conjunction with the related information contained in the company's Annual Report on Form 10-K for the year ended December 31, 2003, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, and its Current Report on Form 8-K dated January 10, 2005 filed with the Securities and Exchange Commission.

     Sempra Energy, SoCalGas and SDG&E are the remaining defendants in class-action and individual antitrust and unfair competition lawsuits alleging that they, together with El Paso Natural Gas Company and it affiliates, unlawfully sought to control natural gas and electricity markets. These cases were filed in 2000 and at various times thereafter and have been consolidated in San Diego Superior Court. The claims against El Paso have been settled but those against Sempra Energy, SoCalGas and SDG&E continue to be litigated and the class action plaintiffs have asserted that they could recover as much as $24 billion if their claims are upheld at trial.

     As reported in the company's Current Report on 8-K dated January 10, 2005, on that date a new Superior Court trial judge (assigned to replace the previous judge, who retired at year-end) set an initial trial call date for June 3, 2005. On January 18, 2005, the judge stated that pre-trial motions will be heard on June 3, 2005, and set a trial date of September 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: January 19, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller